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Exhibit 23

INDEPENDENT AUDITORS' CONSENT


Board of Directors
Sensory Science Corporation
Scottsdale, Arizona

We consent to the incorporation by reference in Sensory Science Corporation Registration Statements No. 33-18428 on Form S-8, No. 33-39859 on Form S-8, No. 33-49924 on Form S-8, No. 33-49926 on Form S-8, No. 333-52329 on Form S-8, No.
33-58720 on Form S-3, and No. 333-15731 on Form S-2 of our report dated May 19, 2000 appearing in this Annual Report on Form 10-K of Sensory Science Corporation for the year ended March 31, 2000.

/S/ DELOITTE & TOUCHE LLP
Phoenix, Arizona

June 28, 2000